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                                                                   EXHIBIT 10(n)


                  [RESEARCH AGREEMENT BETWEEN THE COMPANY AND
            THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK]



                               RESEARCH AGREEMENT

                                    BETWEEN

                           SIGA PHARMACEUTICALS, INC.

                                      AND

                  THE RESEARCH FOUNDATION OF STATE UNIVERSITY
                                  OF NEW YORK



     THIS AGREEMENT entered into this 1st day of July, 1997 is by and between SIGA PHARMACEUTICALS, INC., a for-profit corporation existing under the laws of the State of Delaware, with its principal offices located at 666 Third Avenue, 30th Floor, New York, NY 10017, hereinafter referred to as "Sponsor" and THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK, a nonprofit, educational corporation existing under the laws of the State of New York, with its principal offices located at State University Plaza, Broadway and State Street, Albany, New York 12246 (Mailing Address: The UB Commons, Suite 211, 520 Lee Entrance, Amherst, New York 14228), hereinafter referred to as "Foundation".

WITNESSETH:

     WHEREAS, Sponsor desires to have Foundation undertake a research program in "P. gingivalis Fimbrillin Expression in S. gordonii"; and

     WHEREAS, Foundation has available personnel and facilities needed to conduct such studies; and

     WHEREAS, the Foundation desires to enter into an agreement with Sponsor for the conduct of the aforementioned research program,

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties agree as follows:

1.     SCOPE OF WORK

     The Foundation agrees to conduct and carry out in a professional and competent manner all the work and services set forth in Exhibit A, which is attached to and made a part of this Agreement.

2.   KEY PERSONNEL

     The research will be conducted at the State University of New York at Buffalo under the direction of Dr. Robert J. Genco and Dr. Todd Evans. Dr. Dennis E. Hruby shall act as technical representative of Sponsor.

3.   COMPENSATION

     Sponsor shall pay the Foundation ***** for the work performed in accordance with the terms of this Agreement. The cost of the research is mutually agreed upon and will not be exceeded by Foundation without prior specific written authorization from Sponsor. This sum shall be paid in ***** equal quarterly installments of ***** commencing on July 1, 1997.

4.     TERM

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     This Agreement shall commence on July 1, 1997 and shall terminate on (i)
the later of June 30, 1998, or 90 days following the completion of the research and presentation of a written report to the Sponsor, or (ii) thirty (30) days after notice of termination has been given by either one of the parties hereto, unless extended by mutual agreement of the parties hereto expressed in writing in the manner provided in Article 10 of this Agreement. In the event of termination, Sponsor shall reimburse Foundation for the costs of all obligations which Foundation entered into prior to cancellation that cannot be cancelled.

5.   PROPRIETARY INFORMATION

     It is understood that in the course of carrying out the purposes of this Agreement Sponsor may wish to provide the Foundation with information proprietary to Sponsor. The Foundation agrees not to disclose such information which is clearly marked as proprietary to other than its employees and shall use its best efforts to prevent unauthorized disclosure of such proprietary information.

6.   USE OF NAME

     Sponsor agrees not use the name of The Research Foundation of State University of New York of the State University of New York or the State of New York or the name of any member of the respective organization in sales promotion or advertising or in any other form of publicity without the express written permission of the respective organization and, if appropriate, the individual whose name is to be used.

7.   PUBLICATION

     The Foundation will be free to publish papers consistent with protection of any patentable rights and proprietary information dealing with results of research under this Agreement after giving a copy of material intended for publication to Sponsor. Title to and the right to determine the disposition of any copyrightable material, first produced or composed in performance of this research, shall remain with the Foundation, provided that the Foundation shall grant to Sponsor an irrevocable, royalty-free, nonexclusive right to reproduce, translate, and use all such copyrighted material for its own purposes.

8.   PATENTS

     The parties to this Agreement recognize that inventions may result from the investigations which are pursued by the Foundation during the performance of this Agreement. Title to any invention or discovery made or conceived in the performance of this research shall be determined in the following manner:

     (a) In the event that a patentable invention is, or inventions are conceived or reduced to practice under this Agreement utilizing University or Foundation owned or controlled facilities at any of the State-operated institutions of the State University of New York, the Foundation may, at its option, file or cause to have filed and prosecute domestic and foreign patent applications covering such invention or inventions, and the Foundation shall have title to any such inventions, and the patent applications or patents maturing therefrom.

     (b) In the event that a patentable invention or inventions are conceived or reduced to practice under this Agreement by one or more employees of the project team employed by Sponsor not utilizing University or Foundation owned or controlled facilities at any of the State-operated institutions of the State University of New York, Sponsor may, at its option, file or cause to have filed and prosecute domestic and foreign patent covering such invention or inventions, and Sponsor shall have title to any inventions, patent applications or patents

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     maturing therefrom.  Sponsor shall provide a  nonexclusive, royalty-free license to Foundation for research purposes.

          (c) In the event one or more employees of the project team of the State University of New York and one or more employees of Sponsor conceive or reduce to practice under this Agreement an invention or inventions utilizing University or Foundation owned or controlled facilities at any of the State-operated institutions of the State University of New York, the Foundation shall have title to any inventions, patent applications or patents maturing therefrom.

9.   OPTION FOR LICENSE

     Sponsor shall have an exclusive option to negotiate an exclusive license to commercialize any invention or discovery made or conceived in the performance of this research. Such option shall include an exclusive option to an exclusive license to technology described in U.S. Patent Number 5,536,497 (Fimbrial polypeptids useful in the prevention of periodontitis, Evans et. al., July 16,
1996) and any foreign counterparts.  The royalty rate shall be negotiated at the
time the option is exercised by Sponsor.   Sponsor must exercise its option
within three (3) months of the termination of the Research Agreement.

10.  NOTICES

     All notices, demands and other communications hereunder, except exchanges of technical information, shall be delivered personally to the party hereto to which it is addressed or mailed to such party by registered or certified mail, return receipt requested, with postage hereon fully prepaid at the following addresses, unless otherwise subsequently modified by change of address in writing:

     If to the SPONSOR:

     SIGA PHARMACEUTICALS, INC.
     666 Third Avenue, 30/th/ Floor
     New York, NY 10017
     Attn:  David H. de Weese, President and CEO

     If to the FOUNDATION:

     Maureen B. McMahon
     Office of Sponsored Programs Administration
     The Research Foundation of State University of New York
     The UB Commons - Suite 211
     520 Lee Entrance
     Amherst, New York 14228

     Any notices, demands and other communications delivered personally shall be deemed to have been received by addressee at the time and date of its delivery. Any notices, demands and other communications so mailed shall be deemed to have been received by the addressee seven (7) days after the time and date of its being so mailed.

11.  WAIVERS

     No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of the Agreement.

12.  INTEGRATION

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     This Agreement represents and embodies all the agreements and negotiations between the parties hereto and no oral agreements of correspondence prior to the date of execution of this Agreement shall be held to vary the provision hereof.

13.  MODIFICATIONS AND CHANGES

     This Agreement may be changed, amended, modified, extended or terminated by mutual consent provided that such consent shall be in writing and executed by the parties hereto prior to the time such change shall take effect.

14.  SITUS

     Regardless of the place of physical execution, this Agreement shall be construed according to the laws of the State of New York.

15.  ORDER OF PRECEDENCE

     In the event of any inconsistency between Clauses 1 through 12 of this Agreement, and the attached Exhibit A, the inconsistency should be resolved by giving precedence to Clauses 1 through 13.


     IN WITNESS WHEREOF, this Agreement has been duly executed by and the parties hereto as of the date hereinabove first written.



THE RESEARCH FOUNDATION OF STATE  UNIVERSITY OF NEW YORK


By   /s/ Charles Kaars                        July 1, 1997
     ------------------                       ------------
     Charles Kaars                            Date
     Assistant Vice President


SIGA PHARMACEUTICALS, INC.

By   /s/ David de Weese                       June 25, 1997
     -------------------                      -------------
     David de Weese                           Date
     President and CEO

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                                   EXHIBIT A

               P. GINGIVALIS FIMBRILLIN EXPRESSION IN S. GORDONII
                         SIGA PROJECT- GNOTOBIOTIC RAT


Purpose: This project will measure the effect of using S. gordonii recombinants expressing Fim A from P. gingivalis in preventing or modifying P. gingivalis-induced alveolar bone destruction in the rat model of periodontal disease.

Recombinant:        Two strains of S. gordonii provided by Siga Pharmaceutical
                    Inc. will be  constructed to express the carboxy portion of
                    P. gingivalis strain 381 fimbriae. Modified strain I will express the peptide anchored to the cell at the carboxyl terminal end. Modified strain II will secrete the peptide.

Animal Model:  A rat model based on the Evans et al. finding that gnotobiotic rats can be infected with P. gingivalis resulting in alveloar bone loss. It is known that as a result of the P. gingivalis strain 381 infection in rats that hose-derived MMP are found in gingival tissue presumably derived from macrophages. It may be postulated that FimA expression could induce protective antibodies or low levels of expression could block receptors on machrophages preventing induction of MMP.

Experimental:  Preliminary study.  Nine animals infected by the intranasal route
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               with S. gordonii WT will be examined for bone loss as a result of infection with WT only. It is anticipated that no bone loss will be evident. Colonization by S. gordonii will be monitored by culture.

               Challenge study.  Four groups of 12 animals each (total 48
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               animals) of Sprague-Dawley gnotobiotic rats obtained from Taconic
               Farms will be maintained in barriers. No pre-treatment with antibiotics prior to infection with P. gingivalis is required.
               The following groups will be used: (1) negative controls which receive a sham infection; (2) an untreated positive control which is infected with P. gingivalis only (3)an experimental group which receives the S. gordonii with the anchored peptide
               (modified Sg strain I); and (4) an experimental group which receives the S. gordonii secreting Fim A (modified Sg strain II). Animal numbers used in each group are based on previously performed studies which determined the optimal group size to obtain the desired sensitivity.

Outcomes:    Periodontal disease will be estimated by alveolar bone loss measurements using the horizontal bone loss method. Infection will be monitored for S. gordonii and P. gingivalis infection by culture. Antibody production in serum and saliva by PCFIA.

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